EXHIBIT 99.1



                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 1, 2001



                              EDISON INTERNATIONAL
             (Exact name of registrant as specified in its charter)



            CALIFORNIA                     001-9936              95-4137452
(State or principal jurisdiction of    (Commission file       (I.R.S. employer
  incorporation or organization)            number)          identification no.)



                            2244 Walnut Grove Avenue

                                 (P.O. Box 800)
                           Rosemead, California 91770
          (Address of principal executive offices, including zip code)

                                  626-302-2222
              (Registrant's telephone number, including area code)


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Items 1 through 4, 6, 8 and 9 are not included because they are inapplicable.

Item 5.  Other Events

As previously reported, Southern California Edison Company (SCE), the electric utility subsidiary of Edison International (EIX), has temporarily suspended payment of certain obligations. From January 16, 2001 through February 5, 2001, SCE has failed to pay approximately $395 million of maturing commercial paper. SCE has approximately $136 million of commercial paper still outstanding that matures at various times during February, March and April 2001. As previously reported, on January 16, 2001, SCE failed to pay $200 million of principal of one maturing series of its senior unsecured notes and accrued interest totaling approximately $30 million on certain series of its senior unsecured notes and first mortgage bonds. In addition, on February 1, 2001, SCE failed to pay an interest installment of approximately $5.1 million on its Floating Rate Notes due 2002. Under the indenture for SCE's senior unsecured notes, the failure to pay principal was an immediate event of default as to the one series of notes on which the principal was due, and the failure to pay interest on other series of notes will become an event of default as to each affected series if not cured within 30 days. Under the indenture for SCE's first mortgage bonds, the failure to pay an installment of interest will become an event of default with respect to all the outstanding bonds if not cured within 60 days. If an event of default occurs as to any series of senior unsecured notes, the trustee or the holders of 25% in principal amount of the notes of such series may declare the principal of the notes of that series to be immediately due and payable. If an event of default occurs as to any series of first mortgage bonds, the trustee or holders of 25% in principal amount of all the outstanding bonds may declare the principal of all the bonds to be immediately due and payable. In addition, SCE's failure to pay any obligation for borrowed money in an aggregate amount in excess of $10 million would constitute an event of default with respect to all of the senior unsecured notes and SCE's outstanding quarterly income preferred securities if not cured within 30 days after notice from the trustee or the holders of the securities. No such notice has been received by SCE.

On February 1, 2001, SCE did not make a payment due to the California Power Exchange (PX) for energy purchases by the California Independent System Operator
(ISO) of approximately $34 million. Through February 5, 2001, SCE has deferred payments for purchased power and related services aggregating approximately $743 million to the PX, ISO and qualifying facilities (QFs). Through February 28, 2001, approximately $733 million of additional purchased power payments will become due to the PX, ISO and QFs. These amounts do not include payments which will become due after such dates for power delivered before such dates. In addition, as of February 5, 2001, SCE has withheld payment of $79.8 million of PX energy credits for energy service providers. As of February 5, 2001, SCE has cash reserves of about $1.36 billion. SCE's current cash flow forecast shows that, if SCE had paid all obligations as they became due, SCE would have run out of cash on February 2, 2001.

Due to downgrades in SCE's short-term credit ratings and SCE's failure to pay its obligations to the PX, the PX has suspended SCE's market trading privileges and sought to liquidate SCE's

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block  forward  contracts  for the purchase of power.  On  February,  2, 2001, a
California   Superior   Court  judge  denied  SCE's  motion  for  a  preliminary
injunction, freeing the PX to liquidate the contracts and apply the proceeds to amounts owed by SCE to the PX, subject to any claims or defenses by SCE. Later that day, however, California Governor Gray Davis, acting under California's Emergency Services Act, seized the contracts for the benefit of the state before they could be sold by the PX. Under the act, the state must compensate SCE for the reasonable value of the contracts. The PX has indicated that it will also seek to recover the monies that SCE owes to the PX from any proceeds realized from those contracts.

On January 19, 2001, American Home Assurance Company ("American Home") notified SCE that due to SCE's failure to comply with its payment obligations to the PX, the PX issued a demand to American Home on a $20 million pool performance bond. American Home demanded payment from SCE by January 29, 2001 of $20 million under an indemnity agreement between SCE and American Home. SCE has not yet paid the amount demanded. SCE believes American Home is not obligated to pay the PX until February 15, 2001. American Home has threatened to file suit against SCE to enforce its rights under the indemnity agreement.

On January 18, 2001, Standard & Poor's further lowered its short-term credit rating of EIX to "D" from "C" and its ratings on those series of SCE's debt securities as to which payments have been missed to "D" from "CC." EIX has made and expects to continue to make all payments on its securities and other obligations as they become due. The reductions in EIX's ratings reflect the problems at SCE. At January 31, 2001, EIX's cash and investments were $297 million. EIX's obligations on commercial paper coming due through March 15, 2001, which is the last maturity date, are $34.6 million. EIX has no other obligations on indebtedness due during such period.

During the period since January 16, 2001, when SCE began suspending payments, no payments have come due under its bank credit facilities; and neither EIX nor SCE is in arrears on any payments to its bank lenders. However, SCE's failure to make certain payments on other debt as described above constitutes an event of default under both SCE's and EIX's credit facilities. The bank lenders have agreed to forbear until February 13, 2001, subject to certain conditions, from exercising remedies, including acceleration of borrowed amounts, against EIX or SCE with respect to this and certain other related events of default under the credit facilities.

SCE is continuing to seek to avoid bankruptcy. Subject to the outcome of regulatory and legal proceedings, legislative enactments, and negotiations regarding purchased power costs, SCE intends to pay all of its obligations after a solution to the current energy and liquidity crisis has been reached that allows SCE to recover past undercollected power procurement costs. EIX and SCE cannot predict if or when such a solution may be achieved. SCE's actions in suspending certain payments are intended to allow SCE to continue to operate its business while efforts to solve the current crisis are underway. It is possible that SCE could be forced into bankruptcy proceedings.

On February 1, 2001, Governor Davis signed into law Assembly Bill 1X, which was passed by the California Legislature as an urgency measure during a special session. The new law

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(1) authorizes the California  Department of Water Resources (DWR) to enter into
contracts  to  purchase   electric  power  and  to  sell  power  at  cost,  plus
administration and transmission costs, to retail end-use customers and to municipal utilities that do not sell more power than they use; (2) authorizes
the  DWR  to  issue  revenue  bonds  to  finance  electricity   purchases;   (3)
appropriates   $500   million  from   California's   General  Fund  to  purchase
electricity; (4) directs the California Public Utilities Commission (CPUC) to determine the amount of a California Procurement Adjustment (CPA) as the residual amount of a utility's generation component of its rates effective on January 5, 2001, after deducting the costs of utility-owned generation, qualifying facility contracts, existing bilateral contracts, and ancillary services, and to determine the amount of the CPA that is allocable to the power sold by the DWR which will be payable to the DWR when received by the utility from retail end use customers; (5) directs the CPUC to set rates to cover revenue requirements of the DWR's power purchasing program as advised by the DWR; (6) provides that the CPUC shall not increase the electricity charges now in effect for residential customers for existing baseline quantities or usage by those customers of up to 130% of existing baseline quantities, until such time as the DWR has recovered the costs of power it has procured for the utility's retail end use customers; (7) directs the CPUC, at a time it determines, to suspend, until the DWR stops procuring power for retail customers, the ability of retail customers to acquire service from alternative providers of electricity (additional legislation is expected to further address this issue); (8) ends the DWR's authority to contract for power on January 2, 2003; and (9) repeals a statute enacted last year allowing utilities to buy and sell power only through the PX. As an urgency statute, the new law takes effect immediately. The new law enables the DWR to contract on a longer-term basis to meet the energy needs of California that are not met by the existing owned and contracted resources of California utilities. The new law does not address the recovery of SCE's past undercollected power procurement costs, which is the subject of another bill, Assembly Bill 18X, that is in the early stages of consideration in a committee of the California Assembly. EIX and SCE cannot predict what actions the California Legislature may take on this issue.

SCE is continuing to pursue a lawsuit against the CPUC in federal district court in Los Angeles seeking a ruling that SCE is entitled to just compensation for and full recovery of its costs for wholesale purchases of electricity. A hearing has been scheduled for February 12, 2001 to consider two motions filed by SCE: a motion for a preliminary injunction ordering the CPUC to institute rates sufficient to enable SCE to recover its past procurement costs, subject to refund if necessary after the case is concluded, and a motion to specify material facts without substantial controversy, i.e., to declare that SCE's procurement costs between May 2000 and December 31, 2000 were reasonable. A similar case filed by Pacific Gas and Electric Company (PG&E) has been transferred to the federal district court in Los Angeles to be coordinated or consolidated with SCE's case. Neither SCE nor EIX can predict whether or when a favorable final judgment might be obtained in this legal action.

On January 31, 2001, the CPUC issued an interim decision taking emergency action to adopt regulations to establish delivery and payment mechanisms relating to the DWR's electric power purchases. The CPUC found that the DWR should sell power directly to retail end-use customers as opposed to making direct or indirect sales to the ISO or investor-owned utilities. The order requires the utilities to deliver the power purchased by the DWR to retail end-use

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customers.  The CPUC's  decision  establishes the DWR's right to receive certain payments from retail end-use customers entitling the DWR to receive a percentage of the amount each retail end-use customer currently is charged for electric energy. The decision establishes a method by which the utilities shall collect such portion which is to be held in trust for the DWR. If a shortfall exists between the cost of the power purchased by the DWR for the utilities' customers and revenue collected from customers by the utilities, the utilities shall be obligated to pay the shortfall. The utilities are required to file advice letters within 60 days to implement this provision in a manner that does not jeopardize the utilities' financial stability. Under present conditions and without satisfactory legislative and regulatory solutions that allow SCE to recover wholesale power procurement costs, SCE expects that it will not be in a
position  to  implement  this  provision  without   jeopardizing  its  financial
stability. The interim decision also requires the utilities to file advice letters within 30 days to establish cost-based rates for their retained generation. In the light of the enactment into law of Assembly Bill 1X on February 1, 2001, it is unclear what validity or effect the CPUC's interim decision will have. SCE is seeking to have the interim decision reconsidered or withdrawn by the CPUC.

On January 26, 2001, an assigned CPUC commissioner's ruling was issued in SCE's rate stabilization plan proceeding. The ruling stated that the current first phase of the proceeding will include (1) reviewing the results of the previously-ordered independent audits of SCE and PG&E and determining whether there is a financial necessity for other or additional relief for the utilities;
(2) considering the proposal of The Utility Reform Network (TURN) for reconciliation of the utilities' transition revenue accounts, transition cost balancing accounts, and generation memorandum accounts; and (3) considering whether the current retail rate freeze has ended only on a prospective basis. SCE and PG&E had argued that the first phase should include consideration of whether the rate freeze ended as of an earlier date. The ruling stated that the CPUC will address the issue of whether the utilities' power procurement costs were reasonable and prudent in a later phase of the proceeding. The ruling adopted a procedural schedule leading to an anticipated final CPUC decision on March 27, 2001.

On January 29, 2001, the CPUC released the independent auditor's report of KPMG LLC on the financial condition and solvency of SCE and its affiliates. The report covers cash needs, credit relationships, energy cost scenarios, cost containment initiatives, accounting mechanisms to track stranded cost recovery, the TURN proposal, flow of funds between SCE and EIX, and earnings of SCE's California affiliates.

On January 30, 2001, the CPUC released the agenda for its February 8, 2001 meeting. The agenda includes a proposed order instituting an investigation and/or order to show cause whether the California investor-owned utilities, including SCE, have complied with past CPUC decisions authorizing their holding company formations and/or governing affiliate transactions, as well as applicable statutes. The agenda states that the CPUC may also inquire whether additional rules or changes are needed to address changing circumstances, and that if the CPUC determines that there has been noncompliance, it may order appropriate remedies, including but not limited to penalties and/or modifications or additions to the conditions, or otherwise, of the relevant decisions. According to the agenda, the CPUC may also impose other prospective rules, conditions, or other remedies, as appropriate, that may result from the inquiry. Although EIX

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and SCE do not know what  actions,  if any,  may be taken by the CPUC  regarding holding companies, it is possible that the CPUC will seek to impose on EIX the obligation to bear some or all of the undercollected costs that have been suffered by SCE. Any such effort by the CPUC, if successful, would have a material adverse effect on EIX.

General Re Financial Products Corp. (General Re), the counterparty on an interest rate swap agreement entered into by SCE, has obtained an ex parte order of attachment from a federal district court in New York covering an account of SCE with a New York bank having a balance of about $1.6 million. General Re is seeking payment of $8.8 million for early termination of the swap agreement. SCE has filed a motion with the court to have the order of attachment vacated.

On January 31, 2001, SCE was provided with a copy of a complaint which it understands has been filed against it, EIX and unnamed related parties in Orange County Superior Court in California. The named plaintiff, who purports to sue as a representative of customers who have placed deposits with SCE as security for electric service, alleges that SCE has transferred $4.8 billion to EIX and the other defendants over the last four years in violation of California's Uniform Fraudulent Transfer Act and has engaged in unfair business practices in violation of California law. The complaint seeks avoidance of the alleged transfer of funds, restitution in the amount $4.8 billion, issuance of a writ of attachment, and other relief. SCE and Edison International have yet to be served with the complaint and cannot predict the outcome of this case.

In connection with SCE's failure to pay PX energy credits, one energy service provider has filed a complaint with the CPUC demanding payment.

On February 3, 2001, Unit 3 at SCE's San Onofre Nuclear Generating Station experienced a fire due to an electrical fault in the non-nuclear portion of the plant. Based on an initial assessment of the damage, SCE expects that the plant will remain out of service for at least several weeks. A detailed return to service plan is under development pending completion of the damage assessment and the determination of the duration for necessary repairs.

In the preceding discussion and elsewhere in this report, the words "expects," "believes," "anticipates," "projects," "forecasts," "intends," "predicts,"
"probable," and other similar expressions are intended to identify forward-looking information that involves risks and uncertainties. Actual results or outcomes could differ materially as a result of such important factors as legislative enactments; the outcome of judicial proceedings regarding recovery of costs and other matters; the outcome of state and federal regulatory proceedings concerning wholesale and retail electric rates, accounting mechanisms and other matters; the actions of securities rating agencies; changes in prices of electricity and fuel costs; the availability of credit; changes in financial market conditions; weather conditions; and other unforeseen events, some of which are discussed above.

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Not applicable

(b)      Not applicable

(c)      Not applicable

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          EDISON INTERNATIONAL
                                              (Registrant)




                                            KENNETH S. STEWART
                                       -------------------------------
                                            KENNETH S. STEWART
                              Assistant General Counsel and Assistant Secretary


February 5, 2001